EXHIBIT 99.1

Rekor Systems Inc. Reports Second Quarter 2022 Financial Results

Highlights:

•	Company completed the acquisition of Southern Traffic Services ("STS"), a traffic engineering firm specializing in traffic data collection
•	Recurring revenue increased to 48% of total revenue for the three and six months ended June 30, 2022, respectively, as compared to $21% for the three and six months ended June 30, 2021
•	Performance obligation increased to $31.9 million as of June 30, 2022, compared to $22.6 million as of December 31, 2021
•	Rekor Systems Intelligent Infrastructure Solution was selected by Missouri Department Of Transportation (“MoDOT”) to improve Highway Congestion and Reduce Traffic Fatalities
•	Raised $20.4 million in net cash proceeds during the first half of 2022 with the At-The-Market 2022 Sales Agreement

COLUMBIA, MD – August 11, 2022, Rekor Systems, Inc. (NASDAQ:REKR) (“Rekor” or the “Company”), a global AI technology company with a mission to provide insights that build safer, smarter, and more efficient cities around the world through intelligent infrastructure, announced its unaudited financial results for the three and six months ended June 30, 2022.

Management Commentary

“We continue to demonstrate significant growth in recurring revenue under our new sales model for the three and six months ended June 30, 2022, compared to the same periods in 2021, as well as continued quarter over quarter growth since September 30, 2021,” said Eyal Hen, Chief Financial Officer, Rekor. “In 2022, we have been focused on sales initiatives that create continuing relationships. This has resulted in an outsized increase in recurring revenues.”

Hen added, “The acquisition of STS was valued at up to $14.5 million, including cash, stock, promissory notes and earnouts, with the final value to be determined by the achievement of certain performance metrics. This acquisition has been partly responsible for the increase in our performance obligations as of June 30, 2022, to $31.9 million compared to $22.6 million as of December 31, 2021.”

Notable Second Quarter Wins and Achievements

•	Completed acquisition of STS. This acquisition is expected to generate at least $15 million of revenue, of which 50% is recurring, and $3.0 million of EBITDA.
•	The Company was selected by Israel National Infrastructure Company for AI-driven Intelligent Infrastructure on Israel Highways.
•

Rekor was selected for the launch of a multi-year program by the MoDOT. The program is intended to not only make roads less congested and safer, but to help rid the state of severe traffic crashes – all key objectives of Missouri’s Show-Me Zero Strategic Highway Safety Plan 2021-2025.

•

Rekor Transportation Management Platform was certified by Amazon Web Services ("AWS") as “Well-Architected” to improve traffic and incident management, increase public safety and security, and optimize urban mobility. This certification marks distinctions in security, reliability, performance efficiency and scale, and opens up new growth channels through AWS’s extensive global partner network and Marketplace.

“We are proud of our solid operational results which exceeded our expectations and included generating a significant increase in recurring revenue and performance obligations. We believe our strong and consistent operational execution reflects the resilience of a development stage AI company that has been built deliberately to ensure we can take advantage of the national and worldwide attention that is now laser focused on digitizing roadways,” said Robert A. Berman, CEO and Chair, Rekor.

Second Quarter 2022 Financial Results

Revenues

Revenue for the three months ended June 30, 2022, increased $60,000 or 1% to $4,334,000, compared to $4,274,000 for the three months ended June 30, 2021. Revenue for the six months ended June 30, 2022, decreased $549,000 or 6% to $7,942,000, compared to $8,491,000 for the comparable period in 2021. The increase in revenue for the three months ended, June 30, 2022, compared to the three months ended June 30, 2021, was primarily attributable to the synergies with our Waycare and STS acquisitions and our land and expand strategy, which involves expanding the services and solutions we provide to existing customers and also facilitating cooperation between our existing customers and new customers as part of a broader information network.

The decrease in revenue for the six months ended June 30, 2022, compared to the six months ended June 30, 2021, was a result of a decrease in product and service revenue in the current period. As part of our change in selling strategy, we have focused on a sales model that employs contracts with recurring revenue. We expect these contracts to provide a more predictable stream of revenues, compared to one-time sales of hardware and software licenses which are generally more difficult to predict. During the six months ended June 30, 2021, there was one customer who accounted for over $1.6 million of revenue as a result of a one-time sale of hardware and software. The decrease in one-time sale revenues during the six months ended June 30, 2022, was significantly offset by revenue attributable to the synergies with our Waycare and STS acquisitions and our land and expand strategy as described above.

Recurring revenue increased 133% and 115% to $2.1 million and $3.8 million for the three and six months ended June 30, 2022, respectively, as compared to $0.9 million and $1.8 million for the three and six months ended June 30, 2021, respectively

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Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Margin, for the three and six months ended June 30, 2022, and 2021 decreased to 38.5% from 67.7%, and 41.5% from 61.1%, respectively. As part of a sales strategy to more quickly expand our market reach, we have recently offered certain customers short-term pilot programs which range from three to six months. Our pilot programs generally have lower margins due to additional upfront costs we incur to establish the program, which will not be incurred again if the pilot program is converted into a long-term program. In addition, the Company experienced lower margins on certain hardware sales during these quarters.

Loss from Operations

Loss from operations for the three months ended June 30, 2022, increased to $15,551,000, compared to $4,685,000 for the three months ended June 30, 2021. For the six months ended June 30, 2022, and 2021, the Company generated an operating loss of $28,155,000 and $9,991,000, respectively. During the three and six months ended June 30, 2022, the Company continued to increase administrative and sales force headcount to support growth initiatives and saw an increase in professional fees mainly associated with merger and acquisition activities.

The Company also increased its research and development expenses in the three and six months ended June 30, 2022, primarily due to the development of new products and additional software capabilities. The increase in research and development expenses is mainly attributable to an increase in headcount and hours associated with research and development activities. Furthermore, marketing expenses increased due to a ramp up in marketing efforts to promote the Company’s products and services including digital marketing and other efforts.

Loss per Share

Loss per share for the three months ended June 30, 2022, was $(0.33), compared to $(0.12) for the three months ended June 30, 2021. For the six months ended June 30, 2022, and 2021, loss per share was $(0.62) and $(0.27), respectively. Net loss per share increased due to the increased net loss from continuing operations.

Total Value of Contracts Won

The total contract value of contracts won in the period provides visibility into the Company’s future operating results and cash flows from operations. There are certain assumptions embedded in the total contract value of an agreement, such as, success rate of renewal periods, cancellations, and usage estimates. During the six months ended June 30, 2022, we won contracts valued at $4,979,000, compared to $5,785,000 for the value of contracts won during the six months ended June 30, 2021. This decline represents $806,000 or 14% decline period over period. The decrease in total contract value is partially related to our strategy of entering into pilot programs that require low initial commitments by our customers in the short term in the expectation that they will develop into larger commitments over time. This helps grow our pipeline and demand for our products. As pilot programs convert into longer term and larger scale contracts, we expect to see our KPIs improve.

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Performance Obligations

On June 30, 2022, the Company had approximately $31,940,000 in remaining performance obligations not yet satisfied or partially satisfied. This is an increase of approximately 41% sequentially, up from $22,587,000 of remaining performance obligations as of December 31, 2021. The Company expects to recognize approximately 57% of this amount as revenue over the succeeding twelve months, and the remainder is expected to be recognized over the next two to four years. The increase in performance obligations includes the value of performance obligations related to the acquisition of STS.

EBITDA and Adjusted EBITDA

The following table reconcile the loss per share to the Adjusted Loss per share with Adjusted EBIDTA for the periods included:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss from continuing operations	$(15,602)	$(4,761)	$(28,203)	$(10,164)
Income taxes	-	3	-	7
Interest	17	18	26	50
Depreciation and amortization	1,520	625	2,919	1,239
EBITDA	$(14,065)	$(4,115)	$(25,258)	$(8,868)

Share-based compensation	$1,885	$1,125	3,785	1,906
Loss due to change in value of equity investments	-	74	-	150
One-time consulting fees	1,024	-	1,024	776
Adjusted EBITDA	$(11,156)	$(2,916)	$(20,449)	$(6,036)

The following table reconcile the loss per share to the Adjusted Loss per share with Adjusted EBIDTA for the periods included:

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Basic and diluted loss per share from continuing operations	$(0.33)	$(0.12)	$(0.62)	$(0.27)
Income Taxes	-	-	-	-
Interest	-	-	-	-
Depreciation and amortization	0.03	0.01	0.06	0.03
Share-based compensation	0.04	0.03	0.08	0.05
Loss due to change in value of equity investments	-	-	-	-
One time consulting fees	0.02	-	0.02	0.02
Adjusted EPS	$(0.24)	$(0.08)	$(0.46)	$(0.17)

Adjusted loss per Share, which is a non-GAAP financial measure, is defined as earnings per share adjusted for the financial metrics to calculate Adjustment EBITDA. Management uses Adjusted loss per share to assess total Company operating performance on a consistent basis. We believe that this non-GAAP financial measure, when considered together with our GAAP financial results, provides management and investors with an additional understanding of our business operating results, including underlying trends.

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About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ: REKR) is a trusted global authority on intelligent infrastructure providing innovative solutions that drive the world to be safer, smarter, and more efficient. As a provider of comprehensive, continuous, and real-time roadway intelligence, Rekor leverages AI, machine learning, and holistic data to support the intelligent infrastructure that is essential for smart mobility. With its disruptive technology, the Company delivers integrated solutions, actionable insights, and predictions that increase roadway safety. To learn more please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, Twitter, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor’s core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

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REKOR SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$13,988	$25,796
Restricted cash and cash equivalents	865	804
Accounts receivable, net	4,838	1,173
Inventory, net	3,228	1,194
Note receivable, current portion	340	340
Other current assets, net	1,801	1,374
Current assets of discontinued operations	1	1
Total current assets	25,061	30,682
Long-term assets
Property and equipment, net	16,332	9,929
Right-of-use lease assets, net	9,847	6,163
Goodwill	58,450	53,451
Intangible assets, net	21,207	21,406
Note receivable, long-term	850	1,020
SAFE investment	1,700	1,250
Deposits	3,537	1,978
Total long-term assets	111,923	95,197
Total assets	$136,984	$125,879
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,391	$7,087
Notes payable, current portion	1,000	998
Loan payable, current portion	100	37
Lease liability, short-term	909	229
Contract liabilities	2,011	2,437
Other current liabilities	6,364	2,904
Current liabilities of discontinued operations	132	129
Total current liabilities	17,907	13,821
Long-term Liabilities
Notes payable, long-term	2,000	-
Loan payable, long-term	379	37
Lease liability, long-term	14,428	10,061
Contract liabilities, long-term	876	835
Deferred tax liability, long-term	38	38
Other non-current liabilities	2,007	-
Total long-term liabilities	19,728	10,971
Total liabilities	37,635	24,792
Commitments and contingencies
Stockholders' equity
Common stock, $0.0001 par value; authorized; 100,000,000 shares; issued: 52,662,827, shares as of June 30, 2022 and 44,007,257 as of December 31, 2021; outstanding: 52,621,305 shares as of June 30, 2022 and 43,987,896 as of December 31, 2021	5	4
Treasury stock, 41,522 and 19,361 shares as of June 30, 2022 and December 31, 2021, respectively	(417)	(319)
Additional paid-in capital	197,512	171,285
Accumulated deficit	(98,086)	(69,883)
Accumulated other comprehensive income	335	-
Total stockholders’ equity	99,349	101,087
Total liabilities and stockholders’ equity	$136,984	$125,879

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REKOR SYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue	$4,334	$4,274	$7,942	$8,491
Cost of revenue, excluding depreciation and amortization	2,666	1,381	4,648	3,303

Operating expenses:
General and administrative expenses	8,323	4,450	15,711	9,280
Selling and marketing expenses	2,649	984	3,958	1,919
Research and development expenses	4,727	1,519	8,861	2,741
Depreciation and amortization	1,520	625	2,919	1,239
Total operating expenses	17,219	7,578	31,449	15,179

Loss from operations	(15,551)	(4,685)	(28,155)	(9,991)
Other income (expense):
Interest expense	(17)	(18)	(26)	(50)
Other (expense) income	(34)	19	(22)	34
Total other income (expense)	(51)	1	(48)	(16)
Loss before income taxes and equity method investments	(15,602)	(4,684)	(28,203)	(10,007)
Income tax provision	-	(3)	-	(7)
Equity in loss of investee	-	(74)	-	(150)
Net loss from continuing operations	(15,602)	(4,761)	(28,203)	(10,164)
Net loss from discontinued operations	-	(1)	-	(4)
Net loss	$(15,602)	$(4,762)	$(28,203)	$(10,168)
Comprehensive loss:
Net loss from continuing operations	(15,602)	(4,761)	(28,203)	(10,164)
Change in unrealized gain on short-term investments	-	1	-	4
Foreign currency translation gain	335	-	335	-
Total comprehensive loss from continuing operations	(15,267)	(4,760)	(27,868)	(10,160)
Total comprehensive loss	$(15,267)	$(4,761)	$(27,868)	$(10,164)
Loss per common share from continuing operations - basic and diluted	(0.33)	(0.12)	(0.62)	(0.27)
Loss per common share discontinued operations - basic and diluted	-	(0.00)	-	(0.00)
Loss per common share - basic and diluted	$(0.33)	$(0.12)	$(0.62)	$(0.27)

Weighted average shares outstanding
Basic and diluted	47,154,453	40,972,709	45,625,492	37,657,471

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